UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2003

ENTERPRISE PRODUCTS PARTNERS L.P.
ENTERPRISE PRODUCTS OPERATING L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
Delaware	333-93239-01	76-0568220
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2727 North Loop West,
Houston, Texas	77008-1037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 880-6500

EXPLANATORY NOTE

        This report constitutes a combined report for Enterprise Products Partners L.P. (the “Partnership”) (Commission File No. 1-14323) and its 98.9899% owned subsidiary, Enterprise Products Operating L.P. (the “Operating Partnership”) (Commission File No. 333-93239-01). Since the Operating Partnership owns substantially all of the Partnership’s consolidated assets and conducts substantially all of the Partnership’s business and operations, the information set forth herein constitutes combined information for the Partnership and the Operating Partnership.

Item 5.   Other Events.

        On September 15, 2003, the Partnership issued a press release regarding the acquisition by an affiliate of Enterprise Products Company from Shell US Gas & Power LLC (“Shell Gas & Power”) of Shell Gas & Power’s 30% membership interest in Enterprise Products GP, LLC (the “General Partner”), the sole general partner of the Partnership and the Operating Partnership. A copy of this press release is filed as Exhibit 99.1 to this report.

        In connection with this transaction, the Unitholder Rights Agreement, dated as of September 17, 1999, was amended to, among other things, eliminate the right of Shell Gas & Power to participate in the policy-making functions of the Partnership and the Operating Partnership and eliminate certain preemptive rights of Shell Gas & Power. The amendment is filed as Exhibit 4.1 to this report. In addition, the three designees of Shell Gas & Power that have been serving on the Board of Directors of the General Partner resigned their positions on September 12, 2003.

        As a result of this transaction, entities controlled by Dan L. Duncan, the Chairman of the General Partner and the Partnership's co-founder, own 100% of the membership interests in the General Partner.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Amendment No. 1, dated as of September 12, 2003, to Unitholder Rights Agreement, dated as of September 17, 1999.

99.1	Enterprise Products Partners L.P. press release dated September 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
ENTERPRISE PRODUCTS OPERATING L.P.
(Registrants)

	By:	Enterprise Products GP, LLC, as general partner

	By:	/s/ Michael J. Knesek
Michael J. Knesek
Vice President, Controller, and
Principal Accounting Officer of
Enterprise Products GP, LLC

Date: September 15, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1, dated as of September 12, 2003, to Unitholder Rights Agreement, dated as of September 17, 1999.
99.1	Enterprise Products Partners L.P. press release dated September 15, 2003.